UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest Event
Reported): May 14, 2007
Alternative Loan Trust 2007-12T1
(Exact name of the issuing entity)
Commission File Number of the issuing entity: 333-140962-03
CWALT, Inc.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor: 333-140962
Countrywide Home Loans Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	87-0698307
(State or Other Jurisdiction of Incorporation of the depositor)	(I.R.S. Employer Identification No. of the depositor)

4500 Park Granada Calabasas, California	91302
(Address of Principal Executive Offices of the depositor)	(Zip Code)
The depositor’s telephone number, including area code (818) 225-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On April 30, 2007, CWALT, Inc. (the “Depositor”) created Alternative Loan Trust 2007-12T1 (the “Issuing Entity”) pursuant to a Pooling and Servicing Agreement, dated as of April 1, 2007 (the “Pooling and Servicing Agreement”), among the Depositor, Countrywide Home Loans, Inc., as a seller, Park Grananda LLC, as a seller, Park Monaco Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.
     On April 30, 2007, the Depositor transferred the Initial Mortgage Loans to the Issuing Entity. On May 11, 2007, the Depositor transferred Supplemental Mortgage Loans for inclusion in the Mortgage Pool of the Issuing Entity. The loan level data tape attached hereto as Exhibit 99.1 describes characteristics of each Initial Mortgage Loan as of the Initial Cut-off Date and the characteristics of each Supplemental Mortgage Loan as of the Supplemental Cut-off Date.
     “Initial Cut-off Date” means, with respect to any Initial Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan and (ii) April 1, 2007.
     “Supplemental Cut-off Date” means, with respect to any Supplemental Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan and (ii) the first day of the month in which the related Supplemental Transfer Date occurs.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

Exhibit No.	Description

99.1	Characteristics of the Initial Mortgage Loans and the Supplemental Mortgage Loans

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWALT, INC.
By:	/s/ Darren Bigby
	Name:	Darren Bigby
	Title:	Vice President

Dated: May 14, 2007

Exhibit Index

Exhibit No.	Description

99.1	Characteristics of the Initial Mortgage Loans and the Supplemental Mortgage Loans